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                                                                     Exhibit 12

                           RURAL CELLULAR CORPORATION
   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                 (In Thousands)

                                                                            Years Ended December 31
                                                    ---------------------------------------------------------------------
                                                       1994         1995          1996             1997           1998
                                                    ----------   -----------   -----------     -----------     ----------
Net income (loss)                                   $   610        $   790        $ 3,477        $ (1,266)       $ (5,582)
Extraordinary (gain) loss                              --             --             --              --            (1,042)
Interest expense, including amortization of           1,195          1,366            280           6,083          19,115
       deferred financing costs
Capitalized interest                                   --             --              (61)           (137)           (148)
Income tax provision (benefit)                         (486)           575            200            --              --
                                                    -------        -------        -------        --------        --------
       Earnings                                     $ 1,319        $ 2,731        $ 3,896        $  4,680        $ 12,343
                                                    =======        =======        =======        ========        ========

Interest expense,including amortization of
      deferred financing costs                      $ 1,195        $ 1,366        $   280        $  6,083        $ 19,115
Capitalized interest                                   --             --               61             137             148
                                                    -------        -------        -------        --------        --------
       Fixed charges                                $ 1,195        $ 1,366        $   341        $  6,220        $ 19,263
       Preferred dividends                             --             --             --              --             9,090
                                                    -------        -------        -------        --------        --------
Combined Fixed Charges and Preferred
      Stock Dividends                               $ 1,195        $ 1,366        $   341        $  6,220        $ 28,353
                                                    =======        =======        =======        ========        ========

Ratio of Earnings to Fixed Charges                     1.10           2.00          11.43            0.75            0.64
                                                    =======        =======        =======        ========        ========

Ratio of Earnings to Combined Fixed
       Charges and Preferred Stock Dividends           1.10           2.00          11.43            0.75            0.44
                                                    =======        =======        =======        ========        ========

Deficiency of Earnings to Fixed Charges               N/A            N/A            N/A          $  1,540        $  6,920
                                                    =======        =======        =======        ========        ========

Deficiency of Earnings to Combined Fixed
       Charges and Preferred Stock Dividends          N/A            N/A            N/A          $  1,540        $ 16,010
                                                    =======        =======        =======        ========        ========


                                                                                                   Pro Forma
                                                                                    --------------------------------------------
                                                          Nine Months Ended            Year Ended          Nine Months Ended
                                                            September 30               December 31           September 30
                                                  --------------------------------- ------------------  ------------------------
                                                       1998              1999             1998                   1999
                                                  ---------------   --------------- ------------------  ------------------------
                                                            (Unaudited)                          (Unaudited)
Net income (loss)                                       $ (2,798)         $  7,289         $ (104,991)                $ (46,786)
Extraordinary (gain) loss                                 (1,042)             --                 --                        --
Interest expense, including amortization of
       deferred financing costs                           12,371            20,280            109,254                    82,728
Capitalized interest                                        (148)              (60)              (148)                      (60)
Income tax provision (benefit)                              --                 (34)              --                        --
                                                  ---------------   --------------- ------------------  ------------------------
       Earnings                                         $  8,383          $ 27,475         $    4,115                 $  35,882
                                                  ===============   =============== ==================  ========================

Interest expense,including amortization of
      deferred financing costs                          $ 12,371          $ 20,280         $  109,254                 $  82,728
Capitalized interest                                         148                60                148                        60
                                                  ---------------   --------------- ------------------  ------------------------
       Fixed charges                                    $ 12,519          $ 20,340         $  109,402                 $  82,788
       Preferred dividends                                 5,398            11,765             39,777                    32,320
                                                  ---------------   --------------- ------------------  ------------------------
Combined Fixed Charges and Preferred
      Stock Dividends                                   $ 17,917          $ 32,105         $ 149,179                  $ 115,108
                                                  ===============   =============== ==================  ========================

Ratio of Earnings to Fixed Charges                          0.67              1.35              0.04                       0.43
                                                  ===============   =============== ==================  ========================

Ratio of Earnings to Combined Fixed
       Charges and Preferred Stock Dividends                0.47              0.86              0.03                       0.31
                                                  ===============   =============== ==================  ========================

Deficiency of Earnings to Fixed Charges                 $  4,136          N/A              $ 105,287                  $ 46,906
                                                  ===============   =============== ==================  ========================

Deficiency of Earnings to Combined Fixed
       Charges and Preferred Stock Dividends            $ 9,534           $ 4,630          $ 145,064                  $ 79,226
                                                  ===============   =============== ==================  ========================
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